SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2012

SINO PAYMENTS, INC.

(Exact name of Company as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Unit G, 18th Floor, Legend Tower 7 Shing Yip Street, Kwun Tong Kowloon, Hong Kong (Address of principal executive offices) Phone: (877) 205-6270 (Company’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINO PAYMENTS, INC.

Form 8-K

Current Report

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation

On January 23, 2012, Paul Manning resigned as the Company’s Secretary, Treasurer and as a member of the Company’s Board of Directors.  The resignation did not involve any disagreement with the Company.

Appointment

On January 24, 2012, Chi Ho Lee (“Mr. Lee”) was appointed as the Company’s Secretary, Treasurer and as a member of the Company’s Board of Directors.  On January 24, 2012, Mr. Lee accepted the appointment.

The biography for Mr. Lee is set forth below:

CHI HO LEE – Mr. Lee has over 25 years of experience in business development and finance that he achieved while working for various companies throughout Asia Pacific.  From April 2011 until January 2012, Mr. Lee served as Chief Executive Officer of Value Exchange International Limited (“Value Exchange”), located in Hong Kong.  Prior to working for Value Exchange, Mr. Lee was an employee of TAP Services Limited (“TAP”), from August 1988 until January 2012, where he worked in Hong Kong, the People’s Republic of China and the Philippines.  While working for TAP, Mr. Lee was responsible for the business development of TAP’s solutions to various retailers in the Greater China and Asia Pacific markets.  Prior to working for TAP, from August 1985 until July 1988, Mr. Lee worked as an auditor and then later as a management consultant at the firm Ernst and Whinney (now “Ernst and Young”), an international accountancy and auditing consulting firm.  As management consultant, Mr. Lee provided IT and financial advisory services to clients in the public and private sectors. Due to Mr. Lee’s prior management experience and knowledge of the Chinese and Asia Pacific markets, the Company appointed him to serve as Secretary, Treasury and as a member of the Board of Directors.

Family Relationships

Mr. Lee is the brother of Raymond Lee, a current Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO PAYMENTS, INC.
Date: January 25, 2012	By: /s/ Matthew Mecke
Matthew Mecke
Chief Executive Officer, President & Director

2